77O
           Rule 10f-3 Transactions


                         THE DREYFUS/LAUREL FUNDS TRUST
                       DREYFUS PREMIER MANAGED INCOME FUND

On May 12, 2006, The Dreyfus/Laurel Funds Trust - Dreyfus Premier Managed Income Fund (the "Fund") purchased, slightly below par value, $110,000 in corporate bonds of Lincoln National Corp. - CUSIP # 534187ASB (the "Bonds"). The Bonds were purchased from Morgan Stanley, a member of the underwriting syndicate offering the Bonds, from their own account. Mellon Financial Markets, LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. Morgan Stanley received an underwriting spread of 10.04% per Bond. None of the other members received any economic benefit. The following is a list of the syndicate's primary members:

                                    ABN Amro
                                 Bank of America
                                BNP Paribas Group
                               BNY Capital Markets
                                    Citigroup
                               Comerica Securities
                             Fifth Third Securities
                                  Goldman Sachs
                            Greenwich Capital Markets
                                 HSBC Securities
                                    JP Morgan
                             Keybanc Capital Markets
                                 Lehman Brothers
                             Lincoln National Corp.
                                  Merrill Lynch
                          Mellon Financial Markets, LLC
                                 Morgan Stanley
                               Natcity Investments
                               Piper Jaffray & Co.
                               PNC Capital Markets
                           Raymond James & Associates
                                       UBS
                               Wachovia Securities

Accompanying this statement are materials presented to the Board of Trustees of The Dreyfus/Laurel Funds Trust - Dreyfus Premier Managed Income Fund, which ratified the purchase as in compliance with the Fund's Rule 10f-3 Procedures, at the Fund's Board meeting held on July 26, 2006.